Exhibit 99.1

Concurrent Reports First Quarter Fiscal Year 2017 Financial Results

ATLANTA — November 9, 2016 — Concurrent (NASDAQ: CCUR), a global provider of high-performance Linux® and storage solutions, today announced financial results for the first quarter ended September 30, 2016.

“In the first quarter, Concurrent reported revenue of $13.1 million. The results were impacted by the timing of a large order from a Content Delivery customer, which we received shortly after the close of the quarter,” said Derek Elder, President and CEO of Concurrent. “While we had higher expectations in the quarter for our Content Delivery business, we had another strong quarter with our Real-Time customers and made good progress on the development of our Aquari scale-out storage product.”

First Quarter Financial Highlights

Revenue for the first quarter of fiscal 2017 was $13.1 million, compared with $17.4 million in the fourth quarter of fiscal 2016 and $13.4 million for the first quarter of fiscal 2016. The first quarter 2016 comparable included $0.5 million from the multi-screen video analytics product line that was sold in September 2015.

Gross margin for the first quarter of fiscal 2017 was 54.8%, compared with 63.4% in the fourth quarter of fiscal 2016 and 58.8% for the same period in fiscal 2016.

The company reported a net loss of $(2.9) million, or $(0.32) loss per diluted share, in the first quarter of fiscal 2017, compared with a net loss of $(12.9) million, or $(1.40) loss per diluted share, in the fourth quarter of fiscal 2016 and net income of $3.2 million, or $0.35 income per diluted share, in the first quarter of fiscal 2016. The net loss in the fourth quarter of fiscal 2016 was due to the company’s income tax provision, which was comprised almost entirely of non-cash income tax expense due to the reestablishment of a full valuation allowance on our U.S. net operating losses. Net income during the first quarter of fiscal 2016 included a gain of $4.1 million related to the sale of the company’s multi-screen video analytics product line.

Adjusted EBITDA was $(2.2) million in the first quarter of fiscal 2017, compared with Adjusted EBITDA of $1.9 million in the fourth quarter of fiscal 2016 and Adjusted EBITDA of $(0.6) million in the first quarter of fiscal 2016. See “Non-GAAP Financial Measurements” below for more information on the calculation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income.

The company continued to pay a quarterly dividend of $0.12 per share in the first quarter of fiscal 2017. At September 30, 2016, Concurrent had working capital of $18.5 million including cash and cash equivalents of $19.3 million. The company has no debt.

Recent Company Highlights

•	Concurrent sold its market-leading RedHawk™ real-time Linux operating system to a government agency and shipped iHawk systems to several aerospace customers.

•	NOS, Portugal’s market-leading communications and entertainment company, selected Concurrent’s Aquari™ software-defined storage solution to support their multi-screen cloud digital video recording service.

•	Vectra, Poland’s second largest cable and telecommunications operator, selected the company’s UpShift™ Unified Content Delivery Solution to expand their on-demand content library.

Non-GAAP Financial Measurements

To supplement the company’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this news release provides information concerning the company’s Adjusted EBITDA, a non-GAAP financial measure. Reconciliations of Adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found in tables immediately following the condensed consolidated balance sheets.

For purposes of this news release, Adjusted EBITDA is defined as GAAP net income, less interest income and other income (expense), net, provision for income taxes, depreciation and amortization expenses, share-based compensation expense and gain on the sale of assets. The company considers Adjusted EBITDA important to understanding its historical results and identifying current and future trends impacting its business. Management uses Adjusted EBITDA to compare the company’s performance to that of prior periods and evaluate the company’s financial and operating results on a consistent basis from period to period. The company also believes this measure, when viewed in combination with the company’s financial results prepared in accordance with GAAP, provides useful information to investors to evaluate ongoing operating results and trends. The adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends and performance. Additionally, adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of Adjusted EBITDA is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non-GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities.

Adjusted EBITDA has limitations as an analytical tool, however, including the following:

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes; and

•	Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for or superior to the company’s financial results determined in accordance with GAAP. In addition, the company’s presentation of Adjusted EBITDA may not be computed in the same manner as similarly titled measures used by other companies, including other companies in our industry.

Conference Call Information

Concurrent will hold a conference call today, Tuesday, November 9, at 4:30 p.m. ET to review its first quarter fiscal year 2017 financial results. The call will be broadcast at www.concurrent.com, on the “Investors” page, under the ‘Company’ tab. The call can be accessed live by dialing 1-800-230-1092 (U.S.) 612-234-9959 (international) and entering passcode 160909. A replay will also be available at www.concurrent.com.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high-performance Linux and storage technologies. We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day. Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter:www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve; U.S. Government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of the content delivery business to capture new business; fluctuations and timing of large content delivery orders; risks associated with our operations in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes and currency fluctuations; the impact of competition on the pricing of content delivery products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new content delivery products, including acceptance of our new storage solutions, including acceptance of our new storage solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; global terrorism; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; the process of evaluation of strategic alternatives; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 30, 2016 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

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For more information, contact:

Media Relations:

Tom Williams

Phone: (678) 258-4059

Email: Tom.Williams@concurrent.com

Investor Relations:

ICR

Seth Potter

Phone: (646) 277-1230

Email: Seth.Potter@icrinc.com

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended September 30,
	2016	2015
Revenues:
Product	$7,859	$8,494
Service	5,257	4,857
Total revenues	13,116	13,351
Cost of sales:
Product	3,790	3,453
Service	2,143	2,041
Total cost of sales	5,933	5,494
Gross margin	7,183	7,857
Operating expenses:
Sales and marketing	4,475	3,394
Research and development	3,307	3,837
General and administrative	2,344	1,778
Gain (loss) on sale of product line, net	-	(4,116)
Total operating expenses	10,126	4,893
Operating income (loss)	(2,943)	2,964
Other income, net	143	126
Income (loss) before income taxes	(2,800)	3,090
Income tax provision (benefit)	128	(117)
Net income (loss)	$(2,928)	$3,207

Basic net income (loss) per share	$(0.32)	$0.35
Diluted net income (loss) per share	$(0.32)	$0.35
Basic weighted average shares outstanding	9,189,343	9,112,891
Diluted weighted average shares outstanding	9,189,343	9,176,877
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In Thousands Except Share and Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2016	2016

Revenues:
Product	$7,859	$12,214
Service	5,257	5,229
Total revenues	13,116	17,443
Cost of sales:
Product	3,790	4,404
Service	2,143	1,975
Total cost of sales	5,933	6,379
Gross margin	7,183	11,064
Operating expenses:
Sales and marketing	4,475	4,305
Research and development	3,307	3,222
General and administrative	2,344	2,272
(Gain) loss on sale of product line, net	-	16
Total operating expenses	10,126	9,815
Operating income (loss)	(2,943)	1,249
Other income, net	143	420
Income (loss) before income taxes	(2,800)	1,669
Income tax provision	128	14,530
Net income (loss)	$(2,928)	$(12,861)

Basic net income (loss) per share	$(0.32)	$(1.40)
Diluted net income (loss) per share	$(0.32)	$(1.40)
Basic weighted average shares outstanding	9,189,343	9,174,852
Diluted weighted average shares outstanding	9,189,343	9,174,852
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In Thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Net income (loss)	$(2,928)	$(12,861)	$3,207

Other comprehensive income (loss):
Foreign currency translation adjustment	(75)	(29)	(94)
Pension and post-retirement benefits, net of tax	(3)	(433)	(3)
Other comprehensive income (loss)	(78)	(462)	(97)
Comprehensive income (loss)	$(3,006)	$(13,323)	$3,110

Concurrent Computer Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

	September 30,	June 30,	September 30,
	2016	2016	2015
	(Unaudited)		(Unaudited)

ASSETS
Cash and cash equivalents	$19,269	$20,268	$24,462
Trade accounts receivable, net	10,453	15,104	10,427
Inventories	2,699	3,495	2,963
Prepaid expenses and other current assets	1,421	1,061	1,910
Total current assets	33,842	39,928	39,762

Property, plant and equipment, net	3,057	3,061	2,779
Deferred income taxes, net	941	924	14,317
Other long-term assets, net	1,374	1,323	1,350
Total assets	$39,214	$45,236	$58,208

LIABILITIES
Accounts payable and accrued expenses	$7,360	$9,191	$6,163
Deferred revenue	8,024	8,126	6,834
Total current liabilities	15,384	17,317	12,997

Long-term deferred revenue	884	1,168	1,518
Pension liability	3,774	3,720	3,251
Other long-term liabilities	2,095	2,033	1,711
Total liabilities	22,137	24,238	19,477

STOCKHOLDERS' EQUITY
Common stock	92	92	92
Additional paid-in capital	211,213	210,971	210,373
Accumulated deficit	(193,350)	(189,265)	(171,491)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income (loss)	(623)	(545)	12
Total stockholders' equity	17,077	20,998	38,731
Total liabilities and stockholders' equity	$39,214	$45,236	$58,208

Concurrent Computer Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(In Thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

GAAP Net income (loss)	$(2,928)	$(12,861)	$3,207
Addback (deduct):
Other income, net	(143)	(420)	(126)
Income tax provision (benefit)	128	14,530	(117)
Depreciation	455	428	395
Amortization	3	3	36
Share-based compensation	242	228	167
(Gain) loss on sale of product line, net	-	16	(4,116)
Non-GAAP Adjusted EBITDA	$(2,243)	$1,924	$(554)